UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

SPIRIT AEROSYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3801 S. Oliver St.
Wichita, KS 67210-2112

April 7, 2020

SUPPLEMENT TO

NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

This supplement relates to the notice of 2020 Annual Meeting of Stockholders of Spirit AeroSystems Holdings, Inc. (the “Company”) on Wednesday, April 22, 2020 at 11:00 a.m. Central Time (the “Annual Meeting”) and accompanying proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2020. This Supplement is being filed with the Commission as definitive additional solicitation material and is being distributed to stockholders on or about April 7, 2020. This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, all information set forth in the Proxy Statement and proxy card remains accurate and should be considered in voting your shares (the proxy card will not be updated to reflect the change to a virtual format and may continue to be used to vote shares in connection with the Annual Meeting).

Change in Annual Meeting Format - Virtual Meeting Only

In light of the COVID-19 pandemic and to comply with federal, state, and local restrictions on public gatherings, notice is hereby given that the Annual Meeting will be held in a virtual format only. Stockholders will not be able to attend the Annual Meeting in person. The virtual Annual Meeting will take place as previously announced, on Wednesday, April 22, 2020 at 11:00 a.m. Central Time.

Voting Shares

Whether or not stockholders plan to participate in the virtual Annual Meeting, the Company urges stockholders to vote as soon as possible. As further described in the Proxy Statement, stockholders of record of the Company’s Common Stock as of the close of business on February 24, 2020 (the “Record Date”), may vote their shares by internet, mobile device, mail, or phone. Stockholders may also vote at the virtual Annual Meeting as further described below.

Attending the Virtual Annual Meeting; Voting and Asking Questions During the Virtual Annual Meeting; List of Stockholders

To attend the Annual Meeting, you must be a stockholder of record as of the Record Date. You can be admitted to and attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/SPR2020 by entering the 16-digit voting control number found on your proxy card.

Stockholders may vote, submit questions, and access the list of stockholders entitled to vote during the Annual Meeting by following the instructions available on the website above during the Annual Meeting.

Sincerely,

Stacy Cozad

Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary

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